EXHIBIT 10.3

                         UNILATERAL BORROWING AGREEMENT


     This UNILATERAL BORROWING AGREEMENT ("Agreement") made and entered into on the 30th day of September, 2004, among Ameren Corporation ("Ameren"), a Missouri corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended, Illinois Power Company, doing business as AmerenIP ("AmerenIP"), an Illinois corporation and a utility subsidiary of Ameren and Ameren Services Company, a Missouri corporation and a subsidiary service company of Ameren ("Ameren Services") (each a "Party" and collectively, the "Parties").

     WHEREAS, AmerenIP is expected to need from time to time to borrow funds on a short-term basis;

     WHEREAS, Ameren and AmerenIP desire to enter into an agreement whereby AmerenIP will be able to make such short-term borrowings directly from Ameren from time to time;

     WHEREAS, the Parties contemplate that AmerenIP will become a party to the Ameren Corporation Utility Money Pool Agreement, dated March 25, 1999, as amended ("Utility Money Pool"); and

     WHEREAS, this Agreement is subject to and designed to comply with 83 Illinois Administrative Code Part 340 (the "ICC Money Pool Rules").

     NOW THEREFORE, in consideration of the premises, and the mutual promises set forth herein, the Parties hereto agree as follows:

     ARTICLE I: BORROWINGS BY AMERENIP

     Section 1.1 Rights to Borrow. Subject to the provisions of Section 1.3(b) of this Agreement, Ameren agrees to meet any short-term borrowing needs of AmerenIP up to an aggregate amount outstanding at any time of $500 million (the "Available Limit"). There shall be deducted from the Available Limit any other outstanding short-term debt obligations of AmerenIP including, but not limited to, amounts owing under the Utility Money Pool. AmerenIP shall have the right to make short-term borrowings under this Agreement, subject to the availability of funds and the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission ("SEC") and the Illinois Commerce Commission ("ICC") and limitations of the ICC Money Pool Rules. AmerenIP may request loans under this Agreement from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties upon not less than 10 days notice; provided, however, that the aggregate amount of all loans requested by AmerenIP hereunder shall not exceed the applicable borrowing limits set forth in applicable orders of the SEC, the ICC, and other relevant regulatory authorities, resolutions of such Party's shareholders and Board of Directors,


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such Party's governing  corporate  documents,  and agreements  binding upon such
Party. Ameren may not borrow under this Agreement from AmerenIP.

     Section 1.2 Source of Funds. (a) Funds will be made available by Ameren to AmerenIP through this Agreement from the following sources: (i) surplus funds in the treasury of Ameren ("Internal Funds") and (ii) proceeds from bank borrowings and the sale of commercial paper by Ameren ("External Funds"), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such order as the Parties may determine will result in a lower cost of borrowing to the Parties consistent with AmerenIP's borrowing needs and financial standing of Ameren.

     (b) On any day when more than one fund source (e.g., Internal Funds and External Funds), with different rates of interest, is used to fund loans under this Agreement, AmerenIP will borrow pro rata from each fund source in the same proportion that the amount of funds provided by that fund source bears to the total amount of short-term funds available hereunder.

     Section 1.3 Authorization. (a) Each loan shall be authorized by Ameren's Treasurer, or by a designee thereof.

     (b) All borrowings under this Agreement shall be authorized by AmerenIP's Treasurer, or by a designee thereof. AmerenIP shall not be required to effect a borrowing under this Agreement if it determines that it can (and is authorized to) effect such borrowing at lower cost through the Utility Money Pool or directly from banks or through the sale of its own commercial paper in an existing commercial paper program.

     Section 1.4 Interest. Interest shall accrue monthly on the unpaid principal amount of loans made under this Agreement from the date of such loan until such principal amount shall be paid in full.

     (a) If only Internal Funds comprise the funds loaned to AmerenIP under this Agreement, the interest rate applicable to loans of such Internal Funds shall be the CD yield equivalent of the 30-day Federal Reserve "AA" Non-Financial commercial paper composite rate (or, if no such rate is established for that day, then the applicable rate shall be the rate for the next preceding day for which such rate was established).

     (b) If only External Funds comprise the funds loaned to AmerenIP under this Agreement, the interest rate applicable to loans of such External Funds shall be equal to Ameren's cost for such External Funds. The rate of interest shall not exceed the rate permitted by Section 340.30 (c) of the ICC Money Pool Rules.

     (c) In cases where both Internal Funds and External Funds comprise the funds loaned to AmerenIP under this Agreement, the rate applicable to all loans comprised of such "blended" funds shall be a composite rate, equal to the weighted average of the (i)

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cost of all Internal Funds (as determined  pursuant to Section 1.4(a) above) and
(ii) the cost of all such External Funds (as determined pursuant to Section 1.4(b) above); provided, that in circumstances where Internal Funds and External Funds are available for loans under this Agreement, loans may be made exclusively from Internal Funds or External Funds, rather than from a "blend" of such funds, to the extent it is expected that such loans would result in a lower cost of borrowing.

     Section 1.5 Certain Costs. The cost of compensating balances and/or fees paid to banks to maintain credit lines shall initially be paid by Ameren. A portion of such costs shall be retroactively allocated every month to AmerenIP as a borrower of External Funds under this Agreement in proportion to its respective daily outstanding borrowings of such External Funds calculated as required for "issuance costs" under the ICC Money Pool Rules.

     Section 1.6 Repayment. AmerenIP shall repay the principal amount of loans made under this Agreement, together with all interest accrued thereon, on demand and in any event within one year of the date on which such loan was made. All loans made by AmerenIP under this Agreement may be prepaid at any time without premium or penalty.

     Section 1.7 Form of Loans to AmerenIP. Loans made by Ameren to AmerenIP under this Agreement will be made pursuant to open-account advances, repayable upon demand and in any event not later than one year after the date of the advance; provided, that Ameren shall at all times be entitled to receive upon demand one or more promissory notes evidencing any and all loans made by it. Any such note shall: (a) be substantially in the form attached as Exhibit A hereto,
(b) be dated as of the date of the initial borrowing, (c) mature on demand or on a date agreed by the Parties to the transaction, but in any event not later than one year after the date of the applicable borrowing, and (d) be repayable in whole at any time or in part from time to time, without premium or penalty.

     ARTICLE II: OPERATION OF THIS UNILATERAL BORROWING
                 AGREEMENT

     Section 2.1 Operation. Operation of this Agreement, including record keeping and coordination of loans, will be handled by Ameren Services under the authority of the appropriate officers of the Parties. Ameren Services shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time hereunder, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. Ameren Services will administer this Agreement on an "at cost" basis. Separate records shall be kept by Ameren Services for this Agreement and any other intercompany borrowing arrangements administered by Ameren Services. Ameren Services will keep necessary records and shall prepare and file on behalf of AmerenIP the reports and information required to be submitted to the Illinois Commerce Commission under Section 340.60 of the ICC Money Pool Rules.


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     Section 2.2 Event of Default. If AmerenIP shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against AmerenIP seeking to adjudicate it a bankrupt or insolvent, then Ameren may declare the unpaid principal amount of any loans to AmerenIP, and all interest thereon, to be forthwith due and payable and all such amounts shall forthwith become due and payable.

     ARTICLE III: MISCELLANEOUS

     Section 3.1 Amendments. No amendment to this Agreement shall be adopted except in a writing executed by the Parties.

     Section 3.2 Legal Responsibility. Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder.

     Section 3.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

     IN WITNESS WHEREOF, the undersigned companies have duly caused this document to be signed on their behalf on the date written above by the undersigned thereunto duly authorized.

AMEREN CORPORATION


By      /s/ Jerre E. Birdsong
      -------------------------------
Name:   Jerre E. Birdsong
Title:  Vice President and Treasurer


ILLINOIS POWER COMPANY


By      /s/ Jerre E. Birdsong
      -------------------------------
Name:   Jerre E. Birdsong
Title:  Vice President and Treasurer


AMEREN SERVICES COMPANY


By      /s/ Jerre E. Birdsong
      -------------------------------
Name:   Jerre E. Birdsong
Title:  Vice President and Treasurer


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                                                                      EXHIBIT A

                   FORM OF UNILATERAL BORROWING AGREEMENT NOTE

$ (See attached schedule for principal amount                    [Date]
         outstanding at any time.)

     FOR VALUE RECEIVED, the undersigned, Illinois Power Company d/b/a AmerenIP, an Illinois corporation (the "Company"), hereby unconditionally promises to pay to the order of Ameren Corporation (the "Lender"), on demand, or on a date agreed to by the Company and the Lender (but in any case not later than one year after the date of the applicable borrowing), at the offices of Ameren Corporation, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all loans (that are posted on the schedule annexed hereto and made a Part hereof) made by the Lender to the Company under the Unilateral Borrowing Agreement, dated as of ________, (the "Agreement") between Lender and the Company. Borrowings by the Company under the Agreement are in accordance with approvals in effect from time to time of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended and approvals of the Illinois Commerce Commission.

     The Company further agrees to pay in like money at such office accrued interest on the unpaid principal amount hereof from time to time from the date of the applicable borrowing at the rate as determined by Ameren Services Company, in its capacity as a administrator of the Agreement, in accordance with the terms and provisions of the Agreement. Interest shall be payable monthly in arrears and upon payment (including prepayment) in full of the unpaid principal amount hereof.

     This Note shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Missouri.

     IN WITNESS WHEREOF, the undersigned, pursuant to due authorization, has caused this Note to be executed in its name and on its behalf by its duly authorized officer.

                                          Illinois Power Company
                                          d/b/a AmerenIP

                                          By: _________________________
                                              Name:
                                              Title: